FOR IMMEDIATE RELEASE	NEWS
August 1, 2017	NYSE American: GORO

GOLD RESOURCE CORPORATION REPORTS SECOND QUARTER NET INCOME OF $0.02 PER SHARE, MAINTAINS 2017 PRODUCTION OUTLOOK

COLORADO SPRINGS – August 1, 2017 – Gold Resource Corporation (NYSE American: GORO) (the “Company or GRC”) reported production results for the second quarter ended June  30, 2017 of 5,696 ounces of gold and 397,670 ounces of silver, which along with base metal revenue generated $21.4 million in net revenue for the quarter and $0.9 million in net income for the quarter.  Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, U.S.A.  The Company has returned $110 million to its shareholders in monthly dividends since commercial production commenced July 1, 2010, and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.

Q2 2017 HIGHLIGHTS

•	5,696 gold ounces produced
•	397,670 silver ounces produced
•	$21.4 million net sales
•	$0.9 million net income
•	$272 total cash cost per gold equivalent ounce sold (after by-product credits)
•	$770 total all-in sustaining cost per precious metal gold equivalent ounce sold
•	$11.1 million base metal by-product credits, or $1,207 per precious metal gold ounce sold
•	$0.3 million dividend distributions, or $0.005 per share for quarter
•	$16.4 million cash and cash equivalents
•	Expanded Switchback vein system mineralization to 625 meters, system remains open
•	Mirador mine development advanced to consistent ore feed by end of quarter

Overview of Q2 2017 Results

Gold Resource Corporation’s Aguila Project sold 9,226 gold equivalent ounces at a total cash cost of $272 per ounce (after by-product credits), benefiting from strong base metals sales.  Average realized metal prices  during the quarter included $1,300 per ounce gold and $17.77 per ounce silver*. The Company recorded net income of $0.9 million, or $0.02 per share. The Company paid $0.3 million to shareholders in dividends, or $0.005 per share during the quarter. Cash and cash equivalents at quarter end totaled $16.4 million.

Production totals for the first six months of 2017 included 12,443 ounces of gold, 825,560 ounces of silver, 514 tonnes of copper, 2,134 tonnes of lead and 6,820 tonnes of zinc. The Company maintains its 2017 Annual Outlook, targeting a plus or minus 5 percent production of 27,500 gold ounces and 1,850,000 silver ounces.

* Average realized metal prices include final settlement adjustments for previously unsettled provisional sales.  Provisional sales may remain unsettled from one quarter into the next.  Realized prices will therefore vary from average spot metal market prices upon final settlement.

The following Production and Sales Statistics table summarizes certain information about our mining operations for the three and six months ended June  30, 2017 and 2016:

Production and Sales Statistics
	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Milled
Tonnes Milled (1)	113,790	104,333	215,120	217,478
Tonnes Milled per Day (2)	1,293	1,228	1,251	1,265
Grade
Average Gold Grade (g/t)	1.82	3.27	2.10	2.68
Average Silver Grade (g/t)	118	182	130	156
Average Copper Grade (%)	0.33	0.40	0.31	0.30
Average Lead Grade (%)	1.41	1.40	1.29	1.20
Average Zinc Grade (%)	4.34	4.40	3.74	3.90
Recoveries
Average Gold Recovery (%)	85	92	86	91
Average Silver Recovery (%)	92	94	92	93
Average Copper Recovery (%)	78	77	78	76
Average Lead Recovery (%)	77	71	78	71
Average Zinc Recovery (%)	85	84	85	84
Mill production (before payable metal deductions) (3)
Gold (ozs.)	5,696	10,011	12,443	16,474
Silver (ozs.)	397,670	572,499	825,560	1,006,640
Copper (tonnes)	294	320	514	564
Lead (tonnes)	1,207	1,009	2,134	1,847
Zinc (tonnes)	4,176	3,813	6,820	7,074
Payable metal sold
Gold (ozs.)	4,716	8,197	11,849	14,413
Silver (ozs.)	329,881	548,537	750,116	927,331
Copper (tonnes)	216	319	441	539
Lead (tonnes)	1,071	974	1,910	1,737
Zinc (tonnes)	2,977	3,424	5,126	7,074
Average metal prices realized (4)
Gold ($ per oz.)	1,300	1,271	1,248	1,240
Silver ($ per oz.)	17.77	17.08	17.50	15.97
Copper ($ per tonne)	5,753	4,740	5,819	4,497
Lead ($ per tonne)	2,173	1,717	2,251	1,757
Zinc ($ per tonne)	2,543	1,940	2,667	1,844
Precious metal gold equivalent ounces produced (mill production) (3)
Gold Ounces	5,696	10,011	12,443	16,474
Gold Equivalent Ounces from Silver	5,437	7,695	11,571	12,971
Total Precious Metal Gold Equivalent Ounces	11,133	17,706	24,014	29,445
Precious metal gold equivalent ounces sold
Gold Ounces	4,716	8,197	11,849	14,413
Gold Equivalent Ounces from Silver	4,510	7,373	10,513	11,949
Total Precious Metal Gold Equivalent Ounces	9,226	15,570	22,362	26,362
Total cash cost before by-product credits per precious metal gold equivalent ounce sold (5)	$1,479	$948	$1,185	$1,088
Total cash cost after by-product credits per precious metal gold equivalent ounce sold (5)	$272	$317	$267	$459
Total all-in sustaining cost per precious metal gold equivalent ounce sold (5)	$770	$547	$677	$773
Total all-in cost per precious metal gold equivalent ounce sold (5)	$881	$625	$775	$871

(1)	For the second quarter of 2017 and 2016 and first half of 2017 and 2016, this includes 11,250, 10,608, 39,971, and 27,305 tonnes, respectively of open pit ore.
(2)	Based on actual days the mill operated during the period.
(3)

Mill production represents metal contained in concentrates produced at the mill, which is before payable metal deductions are levied by the buyer of our concentrates. Payable metal deduction quantities are defined in our contracts with the buyer of our concentrates and represent an estimate of metal contained in the concentrates which the buyer cannot recover through the smelting process. There are inherent limitations and differences in the sampling method and assaying of estimated metal contained in concentrates that are shipped, and those contained metal estimates are derived from sampling methods and assaying throughout the mill production process. We monitor these differences to ensure that precious metal mill production quantities are materially correct.

(4)

Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

(5)	For a reconciliation of this non-GAAP measure to total mine cost of sales, which is the most comparable U.S. GAAP measure, please see Non-GAAP Measures in the Company’s most recently filed 10-Q.

About GRC:

Gold Resource Corporation is a mining company focused on production and pursuing development of gold and silver projects that feature low operating costs and produce high returns on capital.  The Company has 56,839,823 shares outstanding, zero warrants and has returned over $110 million back to its shareholders since commercial production commenced July 1, 2010.  Gold Resource Corporation offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.  For more information, please visit GRC’s website, located at www.Goldresourcecorp.com and read the Company’s Form 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan,” “target,” "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com

See Accompanying Tables

The following information summarizes the results of operations for Gold Resource Corporation for the three and six months ended June  30, 2017 and 2016, its financial condition at June  30, 2017 and December 31, 2016 and its cash flows for the six months ended June  30, 2017 and 2016. The summary data for the six months ended June  30, 2017 is unaudited; the summary data for the year ended December 31, 2016 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2016, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of our cash cost per precious metal gold equivalent ounce, total all-in sustaining cost per precious metal gold equivalent ounce and total all-in cost per precious metal gold equivalent ounce contained in this press release are non-GAAP financial measures.  Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-Q and Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share amounts)

	June 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,410	$14,166
Gold and silver rounds/bullion	3,644	3,307
Accounts receivable	1,276	630
Inventories, net	9,995	8,946
Income tax receivable	475	626
Prepaid expenses and other current assets	2,084	1,587
Total current assets	33,884	29,262
Property, plant and mine development, net	79,498	70,059
Deferred tax assets, net	16,407	17,580
Other non-current assets	947	1,542
Total assets	$130,736	$118,443
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,796	$5,383
Mining royalty taxes payable	977	2,033
Accrued expenses and other current liabilities	2,243	1,526
Total current liabilities	15,016	8,942
Reclamation and remediation liabilities	2,812	2,425
Other non-current liabilities	10	-
Total liabilities	17,838	11,367
Shareholders' equity:
Common stock - $0.001 par value, 100,000,000 shares authorized:
56,839,823 and 56,566,874 shares outstanding at June 30, 2017 and December 31, 2016, respectively	57	57
Additional paid-in capital	113,717	112,034
Retained earnings	6,179	2,040
Treasury stock at cost, 336,398 shares	(5,884)	(5,884)
Accumulated other comprehensive loss	(1,171)	(1,171)
Total shareholders' equity	112,898	107,076
Total liabilities and shareholders' equity	$130,736	$118,443

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (U.S. dollars in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Sales, net	$21,391	$26,198	$45,727	$43,601
Mine cost of sales:
Production costs	12,177	10,707	23,512	21,803
Depreciation and amortization	3,953	3,054	6,509	5,860
Reclamation and remediation	35	44	64	91
Total mine cost of sales	16,165	13,805	30,085	27,754
Mine gross profit	5,226	12,393	15,642	15,847
Costs and expenses:
General and administrative expenses	1,675	1,670	3,487	3,848
Exploration expenses	1,136	642	1,958	1,146
Other expense (income), net	609	(538)	1,073	(1,244)
Total costs and expenses	3,420	1,774	6,518	3,750
Income before income taxes	1,806	10,619	9,124	12,097
Provision for income taxes	942	5,011	3,884	5,692
Net income	$864	$5,608	$5,240	$6,405
Net income per common share:
Basic and Diluted	$0.02	$0.10	$0.09	$0.12
Weighted average shares outstanding:
Basic	56,839,823	54,266,706	56,818,406	54,266,706
Diluted	57,375,938	54,670,594	57,744,817	54,372,705

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (U.S. dollars in thousands)

	Six months ended June 30,
	2017	2016

Cash flows from operating activities:
Net income	$5,240	$6,405
Adjustments to reconcile net income to net cash from operating activities:
Deferred income taxes	1,097	1,623
Depreciation and amortization	6,727	6,029
Stock-based compensation	383	486
Other operating adjustments	148	(713)
Changes in operating assets and liabilities:
Accounts receivable	(646)	(1,724)
Inventories	(1,049)	(1,404)
Prepaid expenses and other current assets	1,086	122
Accounts payable and other accrued liabilities	2,324	(1,571)
Mining royalty and income taxes payable/receivable	(1,316)	2,256
Other noncurrent assets	25	41
Net cash provided by operating activities	14,019	11,550
Cash flows from investing activities:
Capital expenditures	(10,818)	(10,276)
Proceeds from the sale of equity investments	-	324
Other investing activities	(187)	3
Net cash used in investing activities	(11,005)	(9,949)
Cash flows from financing activities:
Dividends paid	(568)	(543)
Repayment of capital leases	(1)	(606)
Net cash used in financing activities	(569)	(1,149)
Effect of exchange rate changes on cash and cash equivalents	(201)	(10)
Net increase in cash and cash equivalents	2,244	442
Cash and cash equivalents at beginning of period	14,166	12,822
Cash and cash equivalents at end of period	$16,410	$13,264
Supplemental Cash Flow Information
Income and mining taxes paid	$2,369	$256
Non-cash investing activities:
Increase (decrease) in accrued capital expenditures	$4,328	$(2,769)
Equipment purchased under capital lease	21	300
Common stock issued for the acquisition of mineral rights	$1,300	$-